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                                                                     Exhibit 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 31 to Registration Statement No. 2-62329 on Form N-1A of our reports dated November 14, 2002 appearing in the September 30, 2002 Annual Report of Core Bond Portfolio & Intermediate Term Portfolio of Merrill Lynch Bond Fund, Inc. and September 30, 2002 Annual Report of High Income Portfolio of Merrill Lynch Bond Fund, Inc., and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
January 24, 2003